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                                                                     EXHIBIT 4.3

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                            WORLD COLOR PRESS, INC.,

                                    as Issuer

                                  $151,800,000

                6% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2007




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                         -----------------------------
                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 10, 1999

                         -----------------------------





                         -----------------------------

                      STATE STREET BANK AND TRUST COMPANY,

                                   as Trustee

                         -----------------------------





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         FIRST SUPPLEMENTAL INDENTURE, dated as of August 10, 1999 (the "FIRST
SUPPLEMENTAL INDENTURE"), by and between World Color Press, Inc., a Delaware corporation (the "COMPANY"), as issuer, and State Street Bank and Trust Company (the "TRUSTEE"), as trustee, to the indenture, dated as of October 8, 1997, by and between the Company and the Trustee (the "INDENTURE").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 6% Convertible Senior Subordinated Notes due 2007 (the "NOTES") of the Company;

         WHEREAS, there is currently outstanding under the Indenture $151,800,000 in aggregate principal amount of the Notes;

         WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may, without the written consent of any Holder, enter into a supplemental indenture for the purpose of amending the Indenture to cure any ambiguity, defect or inconsistency in the Indenture;

         WHEREAS, the Company has authorized by a resolution of its Board of Directors this First Supplemental Indenture; and

         WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and bylaws of the Company, to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company and the Trustee hereby agree as follows:

         Section 1. AMENDMENT TO EXHIBIT A TO THE INDENTURE

         The reference to "$41.47" in Section 9 of Exhibit A to the Indenture is hereby deleted and replaced with "24.113817."

         Section 2. OPERATIVENESS

         This First Supplemental Indenture will become operative and binding upon the Company and the Trustee and the Holders as of the day and year first above written.

         Section 3. REFERENCE TO AND EFFECT ON THE INDENTURE

         (a) On and after the operative date of this First Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires.

         (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.


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         Section 4. GOVERNING LAW

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 5. DEFINED TERMS

         Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

         Section 6. TRUST INDENTURE ACT CONTROLS

         If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision of this First Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "ACT"), as in force at the date this First Supplemental Indenture is executed, the provision required by said Act shall control.

         Section 7. TRUSTEE DISCLAIMER

         The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         Section 8. COUNTERPARTS AND METHOD OF EXECUTION

         This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

         Section 9. TITLES

         Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Indenture as set forth in the text.

                             [SIGNATURE PAGE FOLLOW]


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be executed as of the day and year first above written.


                                   WORLD COLOR PRESS, INC.

                                   By:
                                         --------------------------------------
                                   Name:  Jennifer L. Adams
                                   Title: Vice Chairman, Chief Legal and
                                          Administrative Officer and Secretary



                                   STATE STREET BANK AND TRUST COMPANY

                                   By:
                                         --------------------------------------
                                   Name:
                                   Title: